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EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

• Dixie Container Corporation
State of Incorporation:	Virginia
Other trade names used:	Packaging Corporation of Ohio
• PCA Hydro, Inc.
State of Incorporation:	Delaware
Other trade names used:	none
• PCA International, Inc.
State of Incorporation:	Delaware
Other trade names used:	none
• PCA International Services, LLC
State of Incorporation:	Delaware
Other trade names used:	none
• PCAI de Mexico S. de R.L. de C.V.
State of Incorporation:	Sonora, Mexico
Other trade names used:	none
• PCAI Services de Mexico S. de R.L. de C.V.
State of Incorporation:	Sonora, Mexico
Other trade names used:	none
• Packaging Credit Company, LLC
State of Incorporation:	Delaware
Other trade names used:	none
• Packaging Receivables Company, LLC
State of Incorporation:	Delaware
Other trade names used:	none
• Tomahawk Power LLC
State of Incorporation:	Delaware
Other trade names used:	none

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SUBSIDIARIES OF THE REGISTRANT